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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 29, 1999



                          GENERAL DYNAMICS CORPORATION

             (Exact name of registrant as specified in its charter)

            Delaware                        1-3671               13-1673581
            --------                        ------               ----------
  (State or other jurisdiction           (Commission            (IRS Employer
        of incorporation)                File Number)        Identification No.)

      3190 Fairview Park Drive, Falls Church, Virginia           22042-4523
      ------------------------------------------------           ----------
              (Address of principal executive offices)           (Zip Code)


                                 (703) 876-3000
                                 --------------
               Registrant's telephone number, including area code


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Item 5.  Other Events

       On July 30, 1999, General Dynamics Corporation acquired Gulfstream Aerospace Corporation (Gulfstream) through a merger of a subsidiary of the company into Gulfstream. The acquisition was accounted for as a pooling of interests.

       Combined net sales and net earnings for the month ended August 29, 1999 were $737 million and $125 million, respectively. Both basic and diluted earnings per share for this period were 62 cents. Included in the results of operations was income of $81 million, or 40 cents per share, related to previously deferred gains on General Dynamics' commercial pension plan. The results also included a charge of $23 million, or 11 cents per share, related to direct acquisition transaction costs and a charge of $4 million, or 2 cents per share, related to the write-off of unamortized debt costs associated with the repayment of certain of Gulfstream's debt instruments on July 30, 1999.

       In addition to the acquisition of Gulfstream, on September 1, 1999, General Dynamics completed the previously announced acquisition of GTE Government Systems Corporation for $1.03 billion, bringing the total value of acquisitions in the third quarter to $5.8 billion. Concurrently, management is reevaluating future investment in its coal operations, particularly the investment required to mine owned but undeveloped high sulfur coal reserves. Should management conclude not to make these additional investments, the value of these coal reserves and related mining assets will be written down and associated previously contingent liabilities recorded, totaling approximately $65 million.

       Results of operations for the one-month period ended August 29, 1999, are not necessarily indicative of the results that may be expected for the quarter ending October 3, 1999. This Form 8-K should be read in conjunction with the supplemental consolidated financial statements for the year ended December 31, 1998 and the notes thereto in the Current Report on Form 8-K filed on August 11, 1999.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           GENERAL DYNAMICS CORPORATION

                           by  /s/ John W. Schwartz
                               -------------------------------------------------
                               John W. Schwartz
                               Vice President and Controller
                               (Authorized Officer and Chief Accounting Officer)

Dated: September 13, 1999


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